UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2003

EMBREX, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-19495 (Commission File Number)	56-1469825 (I.R.S. Employer Identification No.)

1040 Swabia Court, Durham, North Carolina (Address of principal executive offices) of incorporation)	27703 (Zip Code)

(919) 941-5185
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On March 22, 1996, Embrex, Inc. (the “Company”) declared a dividend distribution of one Right for each outstanding share of common stock, $.01 par value (the “Common Stock”), of the Company, to shareholders of record at the close of business on April 1, 1996 in accordance with the terms of the Rights Agreement (the “Rights Agreement”) dated as of March 21, 1996 between the Company and Branch Banking and Trust Company, as Rights Agent.

On January 6, 2003, the Board of Directors of the Company authorized an amendment of the Rights Agreement (the “Amendment”) which provides that the affiliation of certain index funds with FMR Corp. and its affiliates (“FMR”) will not result in FMR becoming an “Acquiring Person” under the Rights Agreement, as amended by the Amendment, so long as FMR does not own in excess of the lesser of (i) seventeen percent (17%) of the Common Stock and (ii) that percentage of the Common Stock beneficially owned by FMR on the FMR Affiliation Date, and subject to certain other limitations described in the Amendment. All capitalized terms herein that are not defined herein have the meanings given them in the Rights Agreement, as amended by the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Document

4.1	Amendment to Rights Agreement by and between Embrex, Inc. and Branch Banking and Trust Company, as Rights Agent, dated as of January 6, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2003

EMBREX, INC.

By:	/s/ Randall L. Marcuson
Randall L. Marcuson President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Amendment to Rights Agreement by and between Embrex, Inc. and Branch Banking and Trust Company, as Rights Agent, dated as of January 6, 2003.

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